UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2007

AEOLUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer Identification No.)

23811 Inverness Place
Laguna Niguel, California 92677
(Address of Principal Executive Offices, Including Zip Code)

949-481-9825
(Registrant’s Telephone Number, Including Area Code)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
£      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
£      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On May 22, 2007, Aeolus Pharmaceuticals, Inc. (the "Company") entered into a Securities Purchase Agreement (the “Purchase Agreement”) with fifteen accredited institutional investors (the “Investors”) pursuant to which the Company sold to the Investors an aggregate of 2,666,667 shares of the Company’s common stock (the “Shares”) at a purchase price of $0.75 per share for aggregate gross proceeds of $2,000,000 and issued to the Investors warrants (the “Warrants”) to purchase up to an aggregate of 2,000,001 additional shares of common stock of the Company with an exercise price of $0.75 per share (the "Financing"). The Warrants are exercisable until May 22, 2012 and contain a “cashless exercise” feature that allows the Investors to exercise the Warrants without a cash payment to the Company under certain circumstances.  The Purchase Agreement and the form of Warrant are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by this reference.

In connection with the Financing, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors.  Pursuant to the Registration Rights Agreement, the Company agreed to file one or more registration statements (collectively, the “Registration Statements”) with the Securities and Exchange Commission (the “SEC”) covering the resale of the Shares and all shares of common stock issuable upon exercise of the Warrants. The Company also agreed to use its best efforts to have the Registration Statements declared effective by the SEC within a certain number of days after filing and to keep the Registration Statements effective for a specified period.  In the event that these conditions are not fulfilled, and under certain other circumstances, the Company will be required to pay the Investors liquidated damages in the amounts prescribed in the Registration Rights Agreement.  The Registration Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by this reference.

The net proceeds to the Company from the Financing, after deducting for expenses, were approximately $1.7 million. The Company intends to use the net proceeds from the Financing to finance the clinical development of AEOL 10150 and to fund ongoing operations of the Company.

Rodman & Renshaw, LLC (“Rodman”) served as a placement agent for the Company in connection with the Financing.  As a result, pursuant to the terms of the letter agreement, dated April 30, 2007 (the “Letter Agreement”), between the Company and Rodman, the Company paid to Rodman a fee equal to 7% of the aggregate gross proceeds from the Financing and issued to Rodman a warrant, in the form attached hereto as Exhibit 10.2, to purchase that number of shares of common stock equal to 7% of the number of Shares purchased by the Investors.  The Letter Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 3.02.                      Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The agreements executed in connection with the Financing contain representations to support the Company’s reasonable belief that each Investor had access to information concerning the Company’s operations and financial condition, each Investor acquired the securities for its own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that each Investor is sophisticated within the meaning of Section 4(2) of the Securities Act and an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Company made no solicitation in connection with the Financing other than communications with the Investors; the Company obtained representations from each Investor regarding its investment intent, experience and sophistication; and each Investor either received or had access to adequate information about the Company in order to make informed investment decisions.

At the time of their issuance, the securities were deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities bear legends to that effect.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 8.01  Other Events.

On May 22, 2007, the Company issued a press release announcing the completion of the Financing. The text of the press release is set forth in Exhibit 99.1 attached to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit #	Description
4.1	Registration Rights Agreement dated May 22, 2007 by and among the Company and each of the Purchasers whose names appear on the Schedule attached thereto.
10.1	Securities Purchase Agreement dated May 22, 2007 by and among the Company and the investors whose names appear on the signature pages thereof.
10.2	Form of Warrant to Purchase Common Stock dated May 22, 2007.
10.3	Letter Agreement dated April 30, 2007 by and between the Company and Rodman and Renshaw, LLC
99.1	Press Release dated May 22, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AEOLUS PHARMACEUTICALS, INC.

Date:  May 22, 2007
/s/ Michael P. McManus___________________
Michael P. McManus
Chief Financial Officer, Treasurer and Secretary